Attachment to Kenneth G. Byers, Jr.'s Form 4 filing:

All of the following Derivatives are 'Non-Empl Dir Stk Opt (right to buy)':

Trans. Date Exer. Price # Securities Exer. Date Expire Date I or D

01/31/2001 $1.813  1,853  01/31/2004 01/31/2011 D

01/02/2001 $1.813  1,853  01/02/2004 01/02/2011 D

12/27/2000 $0.875  3,839  12/27/2003 12/27/2010 D

12/07/2000 $3.875  867  12/07/2003 12/07/2010 D

11/16/2000 $3.438  977  11/16/2003 11/16/2010 D

10/02/2000 $4.125  3,393  10/02/2003 10/02/2010 D

07/19/2000 $7.500  896  07/19/2003 07/19/2010 D

07/03/2000 $6.750  2,073  07/03/2003 07/03/2010 D

04/19/2000 $8.750  384  04/19/2003 04/19/2010 D

04/03/2000 $9.000  1,555  04/03/2003 04/03/2010 D

03/24/2000 $9.813  342  03/24/2003 03/24/2010 D

02/09/2000 $12.000  560  02/09/2003 02/09/2010 D

01/31/2000 $12.875  1,087  01/31/2003 01/31/2010 D

11/01/1999 $12.625  739  11/01/2002 11/01/2009 D

10/28/1999 $13.688  245  10/28/2002 10/28/2009 D

08/02/1999 $13.750  1,018  08/02/2002 08/02/2009 D

06/25/1999 $13.750  244  06/25/2002 06/25/2009 D

05/03/1999 $13.750  1,018  05/03/2002 05/03/2009 D

04/08/1999 $10.438  321  04/08/2002 04/08/2009 D

02/24/1999 $12.375  271  02/24/2002 02/24/2009 D

02/17/1999 $11.875  283  02/17/2002 02/17/2009 D

02/16/1999 $12.375  271  02/16/2002 02/16/2009 D

01/29/1999 $13.938  1,004  01/29/2002 01/29/2009 D

12/31/1998 $15.000  311  12/31/2001 12/31/2008 D